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                                                               Exhibit No. 10.22


                         FINANCIAL CONSULTING AGREEMENT

         AGREEMENT made as of this 11th day of September, 1996 by and between CPI Aerostructures, Inc. (the "Company") with an address at 200A Executive Drive, Edgewood, N.Y. 11717 and Andreas Zigouras (the "Consultant"), with an address at 17 State Street, New York, NY 10004.

                               W I T N E S S E T H

         WHEREAS, the Consultant has previously provided financial consulting services to the Company, has continued to assist the Company and desires to continue to assist the Company.

         WHEREAS, the Company desires to retain the Consultant to provide on-going financial consulting services; and

         WHEREAS, the Consultant desires to be retained to render such services.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

         1. The Company hereby retains the Consultant to perform consulting services related to corporate finance and other financial services matters, and the Consultant hereby accepts such retention. In this regard, subject to the terms set forth below, the Consultant shall furnish to the Company advice and recommendations with respect to potential acquisitions by the Company as the Company shall, from time to time, reasonably request upon reasonable notice. In addition, the Consultant shall hold itself ready to assist the Company in evaluating and negotiating particular aspects of acquisitions if requested to do so by the Company, upon reasonable notice.

         2. The Consultant intends to make a market in the Company's securities during the term of the Agreement.

         3. In full satisfaction for services to be rendered by Consultant under this Agreement, the Consultant hereby accepts, upon execution of this agreement:

                  (a) Warrants (the "Warrants") to purchase 60,000 shares of the Company's Common Stock as set forth in a separate Warrant Certificate issued on this date.

                  (b) The Company shall pay to the Consultant a monthly fee of $2,500, for the full term of 12 months, payable monthly in advance. In addition to this monthly compensation hereunder, the Company will reimburse the Consultant for any and all reasonable expenses incurred by the Consultant in the performance of its duties hereunder, and the Consultant shall account for such

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expenses to the Company; provided, however, that any expenses in excess of $100 shall require the prior written approval of the Company, which will not be unreasonably withheld. Such reimbursement shall accumulate and be paid monthly.

                  (c) The Company hereby amends the Registration Rights provisions of the Warrants to provide that: If at any time after December 31, 1997 and prior to September 11, 2001 the shares of Common Stock (the "Shares") remaining issued or issuable upon exercise of the Warrants are not then registered under one or more Piggyback Registrations and then covered by a prospectus complying with the requirements of the Securities Act and the Consultant has not been offered the opportunity by the Company to register such shares on a Piggyback Registration, the Consultant may by written notice to the Company require the Company to file a registration statement under the Securities Act covering such Shares as Consultant may specify in such notice. The Consultant shall be entitled so to require the Company to file a registration statement pursuant to this section on only one (1) occasion. The Company will file such a registration statement within ninety (90) days of receipt of such notice; and thereafter will process such registration statement diligently to effectiveness; will cause such registration statement to become effective as promptly as practicable; will promptly file all such supplements and post-effective amendments to such registration statement and take any such other actions as may be necessary or appropriate to make available to Consultant on as continuous a basis as is practicable, a prospectus meeting the requirements of the Securities Act through the earliest of (a) the date on which all of the underlying shares have been sold and distributed by Consultant, (b) the date on which, in the opinion of counsel for both the Company and Consultant, all of the Shares which Consultant then holds may be immediately transferred pursuant to the provisions of Rule 144 under the Securities Act, and
(c) September 11, 2001. In that regard, the Company makes no representations or warranties as to its ability to have any registration statement or post-effective amendment thereto declared effective.

         4. All obligations of the Consultant contained herein shall be subject to the Consultant's reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received. The Consultant shall devote such time and effort to the performance of its duties hereunder as the Consultant shall determine is reasonably necessary for such performance. The Consultant may look to such others for such factual information, investment recommendations, economic advice and/or research, upon which to base its advice to the Company hereunder, as it shall deem appropriate. The Company shall furnish to the Consultant all information relevant to the performance by the Consultant of his obligations under this Agreement, or particular projects as to which the Consultant is acting as advisor, which will permit the Consultant to know all facts

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material to the advise to be rendered, and all material or information reasonably requested by the Consultant. In the event that the Company fails or refuses to furnish any such material or information reasonably requested by the Consultant, and thus prevents or impedes the Consultant's performance hereunder, any inability of the Consultant to perform shall not be a breach of his obligations hereunder.

         5. Nothing contained in this Agreement shall limit or restrict the right of the Consultant or of any partner, employee, agent or representative of the Consultant, to be a partner, director, officer, employee, agent or representative of, or to engage in, any other business, whether of a similar nature or not, nor to limit or restrict the right of the Consultant to render services of any kind to any other corporation, firm, individual or association.

         6. The Consultant will hold in confidence any confidential information which the Company provides to the Consultant pursuant to this Agreement unless the Company gives the Consultant permission in writing to disclose such confidential information to a specific third party. Notwithstanding the foregoing, the Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain; (ii) of which it had independent knowledge prior to disclosure; (iii) which comes into the possession of the Consultant in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by the Consultant by governmental requirements. If the Consultant is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Company, or the existence of other negotiations in the course of its dealing with the Company or its representatives, the Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

         7. The Company agrees to indemnify and hold harmless the Consultant, his partners, employees, agents, representatives and controlling persons (and the officers, directors, employees, agents, representatives and controlling persons of each of them) from and against any and all losses, claims, damages, liabilities, costs and expenses (and all actions, suits, proceedings or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit proceeding or claim in which the Consultant is a party), as and when incurred, directly or indirectly, caused by, relating to,

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based upon or airing out of the Consultant's service pursuant to this Agreement.
The Company further agrees that the Consultant shall incur no liability to the Company or any other party on account of this Agreement or any acts or omissions arising out of or related to the actions of the Consultant relating to this Agreement or the performance or failure to perform any services under this Agreement except for the Consultant's intentional or willful misconduct. This paragraph shall survive the termination of this Agreement.

         8. This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto.

         9. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

         10. This Agreement is for a term of twelve (12) months and may not be terminated by the Company except for Cause. For purposes of this Agreement, Cause is defined as (i) reckless disregard to perform his duties as set forth herein, or (ii) willful misfeasance, or (iii) any act of dishonesty by the Consultant with respect to the Company. This Agreement may be terminated by the Consultant at any time upon 30 days' notice. Paragraphs 6 and 7 shall survive the expiration or termination of this Agreement under all circumstances.

         11. Any notices hereunder shall be sent to the Company and to the Consultant at their respective addresses set forth above, or to such other designated address provided for hereinafter. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other.

         12. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law.

         13. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof.

         14. This Agreement shall be binding upon the parties hereto, the indemnified parties referred to in Section 7, and their

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respective heirs, administrators, successors and permitted assigns.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

CPI Aerostructures, Inc.

By: /s/ Arthur August
    ------------------------------
        Arthur August, President

/s/ Andreas Zigouras
----------------------------------
Andreas Zigouras




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                            CPI AEROSTRUCTURES, INC.
                              200A EXECUTIVE DRIVE
                               EDGEWOOD, NY 11717







                                                     December 30, 1996


Mr. Andrew Zigouras
Andrew, Alexander,
  Wise & Company, Inc.
17 State Street
New York, NY  10004

Dear Andy:

         As part of a Financial Consulting Agreement entered into as of September 11, 1996 by and between CPI Aerostructures, Inc. (the "Company") and Andreas Zigouras, you were granted warrants (the "Warrants") to purchase 60,000 shares of Common Stock of the Company. It is hereby agreed by your signature below that the grant of the Warrants is rescinded and the Warrants are hereby deemed null and void. In consideration for the rescission of the Warrants, the Company hereby extends the term of the Financial Consulting Agreement for an additional 12 months and agrees to pay Andreas Zigouras an additional $2,500 per month, or $30,000. The Financial Consulting Agreement otherwise remains in full force and effect.

         Thank you for your consideration.

                                                     Very truly yours,

                                                     CPI AEROSTRUCTURES, INC.


                                     By: /s/ Arthur August
                                         -------------------------
                                             Arthur August, President


Accepted and Agreed to:

/s/ Andreas Zigouras
---------------------------------
Andreas Zigouras